EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On June 30, 2014, Snyder’s-Lance, Inc. (the “Company”) announced that its indirect wholly owned subsidiaries, S-L Snacks National, LLC and Tamming Foods, Ltd, completed the previously announced sale (the “Sale”) of the Company’s Private Brands, as described in the accompanying Form 8-K. The Sale was completed for a net aggregate purchase price of $430 million, subject to certain post-closing purchase price adjustments.

The unaudited pro forma condensed consolidated statements of operations for the years ended December 28, 2013, December 29, 2012, December 31, 2011, and the three-month periods ended March 29, 2014 and March 30, 2013 are based on the Company's historical results of operations and give effect to the Sale as if it had occurred on January 2, 2011. The unaudited pro forma condensed consolidated balance sheet as of March 29, 2014 is based on the Company's historical balance sheet as of that date, and gives effect to the Sale as if it had occurred on March 29, 2014.

The unaudited pro forma condensed consolidated financial statements include specific assumptions and adjustments related to the Sale. These pro forma financial statements do not assume any interest income on cash proceeds or the use of such proceeds, which are presented as additional retained cash on the unaudited pro forma condensed consolidated balance sheet as of March 29, 2014. The adjustments are preliminary as they are based upon presently available information and assumptions that management believes are reasonable under the circumstances as of the date of this filing. However, the actual adjustments may differ materially from the information presented herein. The unaudited pro forma condensed consolidated financial statements, including notes thereto, should be read in conjunction with the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 28, 2013 and the unaudited financial statements filed in its Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2014.

The unaudited pro forma condensed consolidated financial information presented is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have occurred had the Sale been completed as of the dates presented nor is it intended to be indicative of future results of operations or financial position.

Snyder's-Lance, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Quarter Ended March 29, 2014

	As Reported	Private Brands Divestiture (A)	Pro Forma Adjustments	Note	Pro Forma
(In thousands, except per share data)
Net revenue	$436,828	$(63,812)	$—		$373,016
Cost of sales	288,027	(48,197)	—		239,830
Gross margin	148,801	(15,615)	—		133,186

Selling, general and administrative	122,106	(5,512)	(265)	B	116,329
Impairment charges	1,000	—	—		1,000
Gain on sale of route businesses, net	(1,163)	—	—		(1,163)
Other (income)/expense, net	(254)	334	—		80
Income before interest and income taxes	27,112	(10,437)	265		16,940

Interest expense, net	3,390	—	—		3,390
Income before income taxes	23,722	(10,437)	265		13,550

Income tax expense	6,911	(3,634)	98	C	3,375
Net income	16,811	(6,803)	167		10,175
Net income attributable to noncontrolling interests	(5)	—	—		(5)
Net income attributable to Snyder's-Lance, Inc.	$16,816	$(6,803)	$167		$10,180

Basic earnings per share	$0.24				$0.15
Weighted average shares outstanding - basic	69,997				69,997

Diluted earnings per share	$0.24				$0.14
Weighted average shares outstanding - diluted	70,771				70,771

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Snyder's-Lance, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Quarter Ended March 30, 2013

	As Reported	Private Brands Divestiture (A)	Pro Forma Adjustments	Pro Forma
(In thousands, except per share data)
Net revenue	$418,572	$(60,031)	$—	$358,541
Cost of sales	273,776	(47,924)	—	225,852
Gross margin	144,796	(12,107)	—	132,689

Selling, general and administrative	110,996	(5,621)	—	105,375
Gain on sale of route businesses, net	(110)	—	—	(110)
Other income, net	(1,476)	335	—	(1,141)
Income before interest and income taxes	35,386	(6,821)	—	28,565

Interest expense, net	3,439	—	—	3,439
Income before income taxes	31,947	(6,821)	—	25,126

Income tax expense	12,039	(2,403)	—	9,636
Net income	19,908	(4,418)	—	15,490
Net income attributable to noncontrolling interests	65	—	—	65
Net income attributable to Snyder's-Lance, Inc.	$19,843	$(4,418)	$—	$15,425

Basic earnings per share	$0.29			$0.22
Weighted average shares outstanding - basic	68,992			68,992

Diluted net income per common share	$0.28			$0.22
Weighted average shares outstanding - diluted	69,839			69,839

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Snyder's-Lance, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 28, 2013

	As Reported	Private Brands Divestiture (A)	Pro Forma Adjustments	Note	Pro Forma
(In thousands, except per share data)
Net revenue	$1,761,049	$(256,717)	$—		$1,504,332
Cost of sales	1,163,034	(199,961)	—		963,073
Gross margin	598,015	(56,756)	—		541,259

Selling, general and administrative	470,561	(23,347)	(22)	B	447,192
Impairment charges	1,900	—	—		1,900
Gain on sale of route businesses, net	(2,590)	—	—		(2,590)
Other income, net	(10,823)	3,294	—		(7,529)
Income before interest and income taxes	138,967	(36,703)	22		102,286

Interest expense, net	14,408	—	—		14,408
Income before income taxes	124,559	(36,703)	22		87,878

Income tax expense	45,475	(13,116)	8	C	32,368
Net income	79,084	(23,587)	14		55,510
Net income attributable to noncontrolling interests	364	—	—		364
Net income attributable to Snyder's-Lance, Inc.	$78,720	$(23,587)	$14		$55,146

Basic earnings per share	$1.13				$0.79
Weighted average shares outstanding - basic	69,383				69,383

Diluted net income per common share	$1.12				$0.79
Weighted average shares outstanding - diluted	70,158				70,158

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Snyder's-Lance, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 29, 2012

	As Reported	Private Brands Divestiture (A)	Pro Forma Adjustments	Pro Forma
(In thousands, except per share data)
Net revenue	$1,618,634	$(255,723)	$—	$1,362,911
Cost of sales	1,079,777	(207,461)	—	872,316
Gross margin	538,857	(48,262)	—	490,595

Selling, general and administrative	440,597	(24,987)	—	415,610
Impairment charges	11,862	(2,529)	—	9,333
Gain on sale of route businesses, net	(22,335)	—	—	(22,335)
Other income, net	(407)	(501)	—	(908)
Income before interest and income taxes	109,140	(20,245)	—	88,895

Interest expense, net	9,487	—	—	9,487
Income before income taxes	99,653	(20,245)	—	79,408

Income tax expense	40,143	(7,592)	—	32,551
Net income	59,510	(12,653)	—	46,857
Net income attributable to noncontrolling interests	425	—	—	425
Net income attributable to Snyder's-Lance, Inc.	$59,085	$(12,653)	$—	$46,432

Basic earnings per share	$0.86			$0.68
Weighted average shares outstanding - basic	68,382			68,382

Diluted net income per common share	$0.85			$0.67
Weighted average shares outstanding - diluted	69,215			69,215

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Snyder's-Lance, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2011

	As Reported	Private Brands Divestiture (A)	Pro Forma Adjustments	Pro Forma
(In thousands, except per share data)
Net revenue	$1,635,036	$(273,148)	$—	$1,361,888
Cost of sales	1,065,107	(224,378)	—	840,729
Gross margin	569,929	(48,770)	—	521,159

Selling, general and administrative	495,267	(22,631)	—	472,636
Impairment charges	12,704	—	—	12,704
Gain on sale of route businesses, net	(9,440)	—	—	(9,440)
Other expense, net	993	126	—	1,119
Income before interest and income taxes	70,405	(26,265)	—	44,140

Interest expense, net	10,560	—	—	10,560
Income before income taxes	59,845	(26,265)	—	33,580

Income tax expense	21,104	(8,854)	—	12,250
Net income	38,741	(17,411)	—	21,330
Net income attributable to noncontrolling interests	483	—	—	483
Net income attributable to Snyder's-Lance, Inc.	$38,258	$(17,411)	$—	$20,847

Basic earnings per share	$0.57			$0.31
Weighted average shares outstanding - basic	67,400			67,400

Diluted net income per common share	$0.56			$0.30
Weighted average shares outstanding - diluted	68,478			68,478

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Snyder's-Lance, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 29, 2014

	As Reported	Private Brands Divestiture (A)	Pro Forma Adjustments	Note	Pro Forma
(In thousands, except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$5,638	$—	$430,000	D	$435,638
Accounts receivable, net of allowance of $1.4 million	152,604	(23,641)	—		128,963
Inventories	123,929	(15,198)	—		108,731
Prepaid income taxes	5,072	—	—		5,072
Deferred income taxes	14,990	—	6,226	C	21,216
Assets held for sale	13,036	—	—		13,036
Prepaid expenses and other current assets	24,047	(710)	—		23,337
Total current assets	339,316	(39,549)	436,226		735,993

Noncurrent assets:
Fixed assets	353,709	(35,870)	—		317,839
Goodwill	535,757	(101,966)	—		433,791
Other intangible assets, net	517,775	(3,000)	—		514,775
Other noncurrent assets	21,726	(12)	—		21,714
Total assets	$1,768,283	$(180,397)	$436,226		$2,024,112

(See following page for Liabilities and Stockholder's Equity sections of the Unaudited Pro Forma Condensed Consolidated Balance Sheet.)

Snyder's-Lance, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
(continued from previous page)
As of March 29, 2014

	As Reported	Private Brands Divestiture (A)	Pro Forma Adjustments	Note	Pro Forma
(In thousands, except per share data)
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Current portion of long-term debt	17,291	—	—		17,291
Accounts payable	67,991	(10,875)	—		57,116
Accrued compensation	22,085	—	—		22,085
Accrued casualty insurance claims	6,262	—	—		6,262
Accrued selling and promotional costs	13,922	(891)	—		13,031
Income taxes payable	—	—	128,903	C	128,903
Other payables and accrued liabilities	27,837	(3,210)	4,432	E	29,059
Total current liabilities	155,388	(14,976)	133,335		273,747

Noncurrent liabilities:
Long-term debt	470,760	—	—		470,760
Deferred income taxes	190,146	—	(7,143)	C	183,003
Accrued casualty insurance claims	6,027	—	—		6,027
Other noncurrent liabilities	21,459	(249)	—		21,210
Total liabilities	843,780	(15,225)	126,192		954,747

Commitments and contingencies

Stockholders' equity:
Common stock, $0.83 1/3 par value. Authorized 110,000,000 shares; 70,079,148 shares outstanding	58,397	—	—		58,397
Preferred stock, $1.00 par value. Authorized 5,000,000 shares; no shares outstanding	—	—	—		—
Additional paid-in capital	767,860	—	—		767,860
Retained earnings	90,760	(156,356)	310,034	F	244,438
Accumulated other comprehensive income/(loss)	8,321	(8,816)	—		(495)
Total Snyder's-Lance, Inc. stockholders' equity	925,338	(165,172)	310,034		1,070,200
Noncontrolling interests	(835)	—	—		(835)
Total stockholders' equity	924,503	(165,172)	310,034		1,069,365
Total liabilities and stockholders' equity	1,768,283	(180,397)	436,226		2,024,112

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Snyder’s-Lance, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTE 1. BASIS OF PRESENTATION

The historical financial information has been prepared in accordance with Article 11 of Regulation S-X and reflects adjustments necessary to give pro forma effect to events that are (i) directly attributable to the Sale, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the Company’s consolidated financial results.

This information should be read in conjunction with the Company’s historical financial statements and accompanying notes in its Annual Report on Form 10-K for the year ended December 28, 2013, as filed with the SEC on February 25, 2014 as well as its Quarterly Report on Form 10-Q for the three-months ended March 29, 2014, as filed with the SEC on May 8, 2014. All pro forma adjustments and their underlying assumptions are described more fully in Note 2 of the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

NOTE 2. PRO FORMA ADJUSTMENTS

(A) *
Reflects elimination of the operations, assets, liabilities and equity of the two manufacturing facilities which produce private brand and other products located in Iowa and Ontario, Canada.

Excluded from Selling, General, and Administrative Expenses are certain general corporate overhead expenses that were allocated to Private Brands in its historical financial statements but that do not specifically relate to Private Brands. Such general corporate expenses do not meet the requirements to be presented in discontinued operations and thus will be presented as part of the Company’s continuing operations.

Additionally, Other Income/ Expense includes recognition of gains and losses associated with foreign currency transactions.

(B) *	Represents removal of legal and other transaction costs incurred relating to the sale of Private Brands, which are nonrecurring in nature.

(C) *
Tax effects of pro forma adjustments to the Condensed Consolidated Statements of Operations are based on the respective statutory tax rates in the jurisdictions in which Private Brands operated, primarily the United States at 35% for all periods and Canada at 25%. The adjustments to the Condensed Consolidated Balance Sheet represent our current estimates of the income tax effects of the sale which were made on a statutory basis, and could materially change as we finalize our discontinued operations accounting to be reported in the Annual Report on Form 10-K for the fiscal year ending January 3, 2015.

(D) *	Represents gross proceeds from the sale of $430 million. The final purchase price is subject to a net working capital adjustment to be settled within 165 days of the closing date.

(E) *	Included in Other Payables and Accrued Liabilities are certain transaction costs of approximately $4.4 million, which would have been incurred as of March 29, 2014 had the Sale closed on that date.

(F) *
The pro forma adjustment to retained earnings reflects the net effect of the pro forma adjustments to assets and liabilities described above in addition to adjustment of retained earnings associated with Private Brands.

* These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not necessarily indicative of the consolidated financial position or results of operations of the Company that would have been reported had the Sale been completed at the dates indicated. Amounts reported in future financial statements with the Securities and Exchange Commission for the periods presented herein could differ from these pro forma condensed consolidated financial statements.